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                                                                     EXHIBIT 4.1


                       COMMON STOCK                             COMMON STOCK

NUMBER         INCORPORATED UNDER THE LAWS                         SHARES
NFE-           OF THE STATE OF DELAWARE

                                                               SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

                                                            CUSIP


                                 FORCENERGY INC


               THIS IS TO CERTIFY THAT


               IS THE OWNER OF

                    FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $.01 PAR VALUE OF

               Forcenergy Inc transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and Amendments thereof to all of which the holder by the acceptance hereby assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                    Dated


                    ------------------        ----------------------------------
                    SECRETARY                           PRESIDENT
                  AUTHORIZED SIGNATURE
                                              COUNTERSIGNED AND REGISTERED:
                                          BY  AMERICAN STOCK TRANSFER & TRUST
                                              COMPANY
                                              (New York, N.Y.)    TRANSFER AGENT
                                                                  AND REGISTRAR